As Filed with the Securities and Exchange Commission on July 23, 2004

                                                     Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
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                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
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                               WINWIN GAMING, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                              84-1300072
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

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                    2980 South Rainbow Boulevard, Suite 200 K
                             Las Vegas, Nevada 89146
          (Address of Principal Executive Offices, including Zip Code)
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                     THE 2004 WINWIN GAMING, INC. STOCK PLAN
                            (Full title of the Plan)
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
                                                              Copy to:
         Patrick O. Rogers                           Louis A. Bevilacqua, Esq.
  Chief Executive Officer and President              Thelen Reid & Priest LLP
2980 South Rainbow Boulevard, Suite 200 K     701 Pennsylvania Avenue, N.W., Suite 800
       Las Vegas, Nevada 89146                       Washington, DC 20004-2608
            (818) 735-8800                                 (202) 508-4281
              (Name and address, including zip code, and telephone
               number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE
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
                                               Amount of          Proposed Maximum     Proposed Maximum
       Title of Securities to be             Shares to be        Offering Price Per   Aggregate Offering          Amount of
               Registered                   Registered (1)           Share (2)             Price (2)           Registration Fee
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
Common Stock, $0.01 par value per share        5,000,000               $1.85              $9,250,000              $1,171.98
------------------------------------------------------------------------------------------------------------------------------------


----------------------
(1)  This registration statement shall also cover any additional securities that
     become   issuable   by  reason  of  any  stock   dividend,   stock   split,
     recapitalization or other similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) for the 5,000,000 shares registered hereunder (based on the closing price for the Company's Common Stock as quoted on the over-the-counter bulletin board on July 14, 2004).

Proposed sales to take place as soon after the effective date of the Registration Statement as options or other rights granted under the Plan are exercised.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents, which we previously filed with the Securities and Exchange Commission (the "SEC"), are incorporated by reference in this Registration Statement:

         (a) Our Annual Report on Form 10-KSB for the year ended December 31, 2003, filed on April 14, 2004 (File No. 0-30611);

         (b) Our Quarterly Report on Form 10-QSB for the fiscal quarter ended March 31, 2004, filed on May 20, 2004 (File No. 0-30611);

         (c) The description of the Company's Common Stock , $0.01 par value, set forth under the caption "Description of Common Stock" in the Company's registration statement on Form 8-A, dated April 16, 1993.

         In addition, all documents we filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Ninth Article of our certificate of incorporation provides that we shall indemnify our directors and officers, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders;
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporations Law (DGCL); or (iv) for any transaction from which the director derived any improper personal benefit. If DGCL is amended to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

         Each of our directors and executive officers have entered into indemnification agreements with us pursuant to which we agree to indemnify those officers and directors to the fullest extent permitted by the DGCL and other applicable law.

         Inasmuch as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense or any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with any of our securities that are being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration Statement, which are incorporated herein:


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 Exhibit Number      Document
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 5                   Opinion of Thelen Reid & Priest LLP
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 10                  WinWin Gaming, Inc. 2003 Stock Plan
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 23.1                Consent of Livingston, Wachtell & Co., LLP
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 23.2                Consent of Smith & Company
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 23.3                Consent of Thelen Reid & Priest, LLP, included in Exhibit 5
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 24                  Power  of  Attorney (included in the signature page of this
                     Registration Statement)
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ITEM 9.  UNDERTAKINGS.

(A) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii)  To  include   any   additional   or  changed   material
         information with respect to the plan of distribution not previously disclosed in this Registration Statement;

         provided,  however,  that the  undertakings  set  forth  in  paragraphs
(a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(C) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City Las Vegas, Nevada, on this 20th day of July, 2004.


                                                  WINWIN GAMING, INC.,


                                               By:  /s/ Patrick O. Rogers
                                                  ------------------------------
                                                  Patrick O. Rogers
                                                  Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose signature appears below constitutes and appoints Patrick O. Rogers and Monica Soares, and each or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments) and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                      Title                               Date


/s/Patrick O. Rogers
----------------------------
Patrick O.  Rogers             Chairman, CEO and President         July 20, 2004


/s/ Monica Soares
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Monica Soares                  Acting Treasurer and Secretary      July 20, 2004


----------------------------
Benjamin Perry                 Director                            July 20, 2004


/s/ Dwight V. Call
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Dwight V. Call                 Director                            July 20, 2004


/s/ Arthur J. Petrie
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Arthur J. Petrie               Director                            July 20, 2004


/s/ Peter Pang
----------------------------
Peter Pang                     Director, Executive Vice President
                               and General Counsel                 July 20, 2004

                                INDEX TO EXHIBITS


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 Exhibit Number      Document
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 5                   Opinion of Thelen Reid & Priest LLP
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 10                  WinWin Gaming, Inc. 2003 Stock Plan
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 23.1                Consent of Livingston, Wachtell & Co., LLP
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 23.2                Consent of Smith & Company
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 23.3                Consent of Thelen Reid & Priest, LLP, included in Exhibit 5
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 24                  Power of Attorney  (included  in the signature page of this
                     Registration Statement)
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